Exhibit 5.1

June 15, 2020

Coupa Software Incorporated

1855 S. Grant Street

San Mateo, CA 94402

Re: Registration Statement on Form S-3

Ladies and Gentlemen:

This opinion is furnished to Coupa Software Incorporated (the “Company”), in connection with the filing with the Securities and Exchange Commission on June 15, 2020 of a registration statement on Form S-3 (the “Registration Statement”), including the prospectus that is part of the Registration Statement (the “Prospectus”), under the Securities Act of 1933, as amended (the “Act”), covering the registration for resale of up to 178,992 currently outstanding shares of the Common Stock, $0.0001 par value, of the Company (the “Shares”) on behalf of the selling stockholder named in the Registration Statement.

In connection with this opinion, we have examined the Registration Statement and such other documents, records, certificates, memoranda and other instruments as we deem necessary as a basis for this opinion. We have assumed the genuineness of all signatures, the legal capacity of natural persons, the genuineness and authenticity of all documents submitted to us as originals, the conformity to originals of all documents submitted to us as copies thereof and the due execution and delivery of all documents where due execution and delivery are a prerequisite to the effectiveness thereof. As to questions of fact material to this opinion, we have relied upon certificates or comparable documents of public officials and of officers and representatives of the Company.

Based upon the foregoing, and in reliance thereon, and subject to the additional qualifications set forth below, we are of the opinion that the Shares are validly issued, fully paid and nonassessable.

We do not express any opinion herein concerning any law other than the Delaware General Corporation Law (including the statutory provisions, all applicable provisions of the Delaware Constitution and reported judicial decisions interpreting the foregoing).

We consent to the use of this opinion as Exhibit 5.1 to the Registration Statement, and further consent to the use of our name under the caption “Legal Matters” in the prospectus included in the Registration Statement, and in any amendment or supplement thereto.

Very truly yours,

/s/ Gunderson Dettmer Stough Villeneuve Franklin & Hachigian, LLP
GUNDERSON DETTMER STOUGH VILLENEUVE FRANKLIN & HACHIGIAN, LLP